Inuvo Announces Stock Repurchase Program

LITTLE ROCK, AR, December 12, 2016 – Inuvo, Inc. (NYSE MKT: INUV), an advertising technology and digital publishing company, today announced that on December 9, 2016 its Board of Directors authorized a stock repurchase program, under which the Company may repurchase up to $500,000 of its outstanding common stock. The stock repurchase program is effective immediately and will expire on November 30, 2017.

Mr. Richard Howe, Chief Executive Officer of Inuvo, commented, “The Board and senior management strongly believe that Inuvo’s current valuation, given its financial performance, growth opportunities and long-term strategy, is not being reflected in the market. Our stock repurchase program demonstrates the confidence we have in our operations and we believe represents a good use of capital for our shareholders.”

Under the stock repurchase program, Inuvo may repurchase shares in the open market in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The extent to which Inuvo repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Inuvo’s management team. The stock repurchase program may be suspended at any time.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT: INUV) is an advertising technology and digital publishing business that serves hundreds of millions of income generating ads monthly across a network of websites and apps serving desktop, tablet and mobile devices. To learn more about Inuvo, please visit www.inuvo.com or download our app for Apple iPhone or for Android.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 and our most recent Form 10-Q. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com
or
Investor Relations
KCSA Strategic Communications
Valter Pinto
212-896-1254
Valter@KCSA.com
www.KCSA.com